UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, California 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2013, Dave Goodman resigned as the Chief Financial Officer of DecisionPoint Systems, Inc. (the “Company”).

On May 17, 2013, Michael Roe was appointed to serve as the Company’s Principal Financial Officer.   Mr. Roe, is 51 years old and since October 2012 has been serving as the Company’s VP-Finance, focusing on SEC reporting and complex transaction analysis.  Prior to starting with the Company, Mr. Roe spent approximately one year as an independent financial consultant.  From October 2006 to October 2011, Mr. Roe served as the Chief Accounting Officer for Metagenics, Inc., a global life sciences company.  Mr. Roe previously worked with KPMG LLP in Orange County, California and is an active, licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: May 23, 2013	By:	/s/ Nicholas R. Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer